                                                                    EXHIBIT 10.1

                         AMENDMENT TO STOCK OPTION PLAN

         This Amendment to the Noven Pharmaceuticals, Inc. 1992 Stock Option Plan (the "Plan") is dated as of this 4th day of August, 1999.

         WHEREAS, the Board of Directors of Noven Pharmaceuticals, Inc. ("Noven") has determined that it is in the best interests of Noven and its shareholders to amend the change in control provisions of the 1992 Plan.

         NOW, THEREFORE, the Plan shall be amended as follows:

         1. All capitalized terms used in this Amendment shall have the meanings ascribed to them in the Plan, unless otherwise specifically provided.

         2. Sections IX(b) and (c) of the Plan are deleted in their entirety and replaced by the following:

                  (b) In the event of a Change in Control (as defined below),
         (i) all Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, and
         (ii) in the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the "SURVIVING ENTITY") or (B) becomes a wholly owned subsidiary of the Surviving Entity or any parent thereof, each outstanding Option granted under the Plan and not exercised (a "PREDECESSOR OPTION") will be converted into an option (a "SUBSTITUTE OPTION") to acquire common stock of the Surviving Entity or its parent, which Substitute Option will have substantially the same terms and conditions as the Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

                  A "Change in Control" of the Company shall be deemed to have occurred when:

                  (a) any person, entity or group (other than the Company, any
                      Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its affiliates and associates (collectively, an

                      "ACQUIRING PERSON"), shall become the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of
                      1934) of 40 percent or more of the then outstanding shares of Common Stock or the combined voting power of the Company,

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "CONTINUING DIRECTORS"), cease for any reason to constitute a majority of the Board of Directors,

                  (c) the shareholders of the Company approve a merger or
                      consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section IX(b) hereof) or any parent of such Surviving Entity) at least a majority of the combined voting power of the Company, such Surviving Entity or the parent of such Surviving Entity outstanding immediately after such merger or consolidation, or

                  (d) the shareholders of the Company approve a plan of
                      reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

                  PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred in the event of

                  (i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company, or

                 (ii) any transaction undertaken for the purpose of
                      incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

         3. Notwithstanding the foregoing, if the Corporation enters into a transaction which is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the Board that the amendments effected hereby would preclude such treatment, then the Board may modify (to the minimum extent required) or revoke (if necessary) such amendments to the extent that the Board determines that such modification or revocation is necessary to enable the transaction to qualify for pooling-of-interests accounting.

         4. Except as specifically provided herein, the terms and provisions of the Plan shall remain in full force and effect and unchanged.




































                                       3